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                                                              Exhibit 99
                                                              Form 10-K for 1997
                                                              File No. 1-11237



                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 11-K

                   (X) ANNUAL REPORT PURSUANT TO SECTION 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                   For the Fiscal Year Ended December 31, 1997

                 ( ) TRANSITION REPORT PURSUANT TO SECTION 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                   For the Transition Period From ____ to ____

                         Commission File Number 1-11237

                  AT&T CAPITAL CORPORATION EXCESS BENEFIT PLAN

                            AT&T CAPITAL CORPORATION

          A DELAWARE                            I.R.S. EMPLOYER
          CORPORATION                            NO. 22-3211453

               44 Whippany Road, Morristown, New Jersey 07962-1983

                          Telephone Number 973-397-3000

                  Total number of pages in this filing are 11.
                        The Exhibit Index is on page 11.

                                                                               1





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                        TABLE OF CONTENTS

Signatures                                                       3

Report of Independent Public Accountants - Arthur Andersen LLP   4

Report of Independent Accountants - Coopers & Lybrand L.L.P.     5

Statements of Financial Condition at December 31, 1997 and 1996  6

Statements of Income and Changes in Plan Equity for the three
years ended December 31, 1997                                    7

Notes to Financial Statements                                    8

Exhibit Index                                                   11

(Financial statement schedules are not included because of the absence of conditions under which they are required.)



                                                                               2






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the Administrative Committee of the AT&T Capital Corporation Excess Benefit Plan have executed this annual report.

                                  AT&T CAPITAL CORPORATION EXCESS BENEFIT PLAN

                                  Date: March 30, 1998

                                  By  Sara R. McAuley
                                      ----------------------------------
                                       Sara R. McAuley
                                       Senior Vice President-
                                       Corporate Resources Officer

                                   Date: March 30, 1998

                                   By  Scott J. Moore
                                       -----------------------------------
                                       Scott J. Moore
                                       Senior Vice President - Legal
                                       General Counsel and Secretary

                                    Date: March 30, 1998

                                    By  Daniel A. Jauernig
                                        ------------------------------------
                                        Daniel A. Jauernig
                                        Group President and
                                        Chief Financial Officer

                                                                               3






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                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                        ---------------------------------

To the Participants and Administrative Committee of the AT&T Capital Corporation Excess Benefit Plan:

     We have audited the accompanying statement of financial condition of the AT&T Capital Corporation Excess Benefit Plan (the "Plan") at December 31, 1997, and the related statement of income and changes in plan equity for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Plan at December 31, 1997, and the results of its operations and changes in its plan equity for the year then ended, in conformity with generally accepted accounting principles.

                                                ARTHUR ANDERSEN LLP

New York, New York
March 30, 1998

                                                                               4






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                        REPORT OF INDEPENDENT ACCOUNTANTS

                        ---------------------------------

To the Participants and Administrative Committee of the AT&T Capital Corporation Excess Benefit Plan:

     We have audited the accompanying statements of financial condition of the AT&T Capital Corporation Excess Benefit Plan (the "Plan") at December 31, 1996, and the related statements of income and changes in plan equity for each of the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Plan at December 31, 1996, and the income and changes in plan equity for each of the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.

                                                COOPERS & LYBRAND L.L.P.

1301 Avenue of the Americas
New York, New York

March 28, 1997

                                                                               5






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                  AT&T CAPITAL CORPORATION EXCESS BENEFIT PLAN
                        STATEMENTS OF FINANCIAL CONDITION

At December 31,                               1997           1996
---------------------------------------------------------------------
Assets:
Receivable from Employer                   $ 3,346,759     $ 2,347,382
                                          ------------     -----------
Total Plan assets:                         $ 3,346,759     $ 2,347,382
                                           ===========     ===========
Total Plan equity                          $ 3,346,759     $ 2,347,382
                                           ===========     ===========


The accompanying notes are an integral part of these financial statements.

                  AT&T CAPITAL CORPORATION EXCESS BENEFIT PLAN
                 STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY

For the Years Ended December 31,       1997          1996          1995
---------------------------------------------------------------------------
Additions:
  Earnings on employer
    contributions                 $  121,695    $   82,753    $   39,373
  Employer contributions, net of
    forfeitures                    1,132,869       784,938       815,786
                                  ----------    ----------    ----------
     Total additions               1,254,564       867,691       855,159
                                  ----------    ----------    ----------
Deductions:
    Distributions to participants   (255,187)      (27,759)      (11,576)
                                  ----------    ----------    ----------
     Total deductions               (255,187)      (27,759)      (11,576)
                                  ----------    ----------    ----------
                  Net increase       999,377       839,932       843,583
Plan equity, beginning of year     2,347,382     1,507,450       663,867
                                  ----------    ----------    ----------
Plan equity, end of year          $3,346,759    $2,347,382    $1,507,450
                                  ==========    ==========    ==========


                                                                               7

The accompanying notes are an integral part of these financial statements.






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                  AT&T CAPITAL CORPORATION EXCESS BENEFIT PLAN

                          NOTES TO FINANCIAL STATEMENTS

1. Description of Plan

     The following description of the AT&T Capital Corporation Excess Benefit Plan (the "Plan"), a nonqualified defined contribution plan, provides a summary of the material terms of the Plan.

General

     AT&T Capital Corporation (the "Company" or "Employer") sponsors the AT&T Capital Corporation Retirement and Savings Plan, as amended (the "RSP"), a qualified defined contribution money purchase and profit sharing plan covering employees of the Company and its domestic subsidiaries. Effective January 1, 1994, the Company adopted the Plan to allow eligible employees to receive contributions which would otherwise be limited under the RSP by Section 415 of the Internal Revenue Code (the "IRC") to the lesser of $30,000 or 25% of the participant's taxable wages (up to the IRC compensation limit pursuant to Section 401(a)(17) of $160,000 in 1997, and $150,000 for 1996 and 1995). Under
the RSP, participants are entitled to make before and after-tax contributions limited to 12% of annual pay. The Company makes a matching contribution equal to 66-2/3% of the participant's contributions up to 6% of their annual pay (the "Company match"). In addition, the Company is required to make annual contributions (the "uniform points contributions") to the Plan equal to 5% of total payroll with respect to each year. The Company may also make a discretionary uniform points contribution with respect to each Plan year. Unless and until the Company's Board of Directors or Compensation Committee otherwise directs, the discretionary uniform points contribution shall equal 4% of total payroll, as defined. The uniform points contributions are allocated to participants based on years of service and pay. Participants in the RSP with aggregate participant and Employer contributions for the year that exceed the IRC limitations automatically participate in the Plan. The provisions of the Plan allow for Company match and uniform points contributions, in excess of IRC limits described above, to be credited to participant accounts under the Plan. RSP participant before and after-tax contributions exceeding these IRC limitations will be refunded to the participant.

Vesting

     As a result of a change in control of the Company resulting from the 1996 Merger (defined in Note 6), all Plan participants employed by the Company before October 1, 1996 became fully vested in the uniform points contributions, Company match and related earnings.

     As a result of a change in control of the Company resulting from the 1998 Merger (defined in Note 6) all Plan participants employed by the Company before January 12, 1998 became fully vested in the uniform points contribution, Company match and related earnings.


                                                                               8






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     Subsequent to January 12, 1998, participants become vested in the Company match and related earnings within 1-1/2 years of continuous service and become vested in the uniform points contributions and related earnings over 5 years of continuous service at a rate of 20% per year.

     Regardless of the number of years of continuous service, a participant shall be fully vested in the Company match and uniform points contributions and related earnings if the participant terminates employment because of disability, terminates employment on or after attaining age 65 or upon the occurrence of certain other events (including a change in control of the Company) as defined in the Plan document.

Forfeitures

     Non-vested contributions credited under the Plan are forfeited upon termination. For the year ended December 31, 1997 and 1996, forfeited non-vested accounts were $13,418 and $15,874, respectively.

Payment of Benefits

     The vested portion of a participant's account will be paid to the participant in 60 monthly installments upon the participant attaining the age of
65. The Company, at its sole discretion, may commence such payments to a terminated participant prior to their 65th birthday. Upon death, a lump sum payment equaling the vested portion of the participant's account will be paid to the participant's beneficiary.

2. Accounting Policies

Funding

     The Plan is considered an unfunded nonqualified deferred compensation plan under the IRC, and therefore, not subject to most of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The cumulative contributions due to the Plan and related earnings are held in an irrevocable grantor trust by the Employer with Merrill Lynch (the "Trust"). Benefits payable under the Plan will be paid from the Trust. The assets of the Trust have been invested in the Merrill Lynch Government Fund (the "Government Fund"). The Government Fund invests in a portfolio of securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

Administrative Costs

     All costs and expenses of the Plan are paid by the Company.

Receivable from Employer

     The receivable from the Employer represents the cumulative contributions and related earnings held by the Employer with Merrill Lynch, in addition to the contribution due by the Employer to the Trust as of the end of each year. The Company funded the 1997 and 1996 Employer contributions due the Plan plus related earnings to the Trust in March 1998 and 1997, respectively.


                                                                               9





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     The contribution due to the Trust from the Employer at year end earns interest at a rate no less than the rate of return on investments in the Government Fund, a similar investment option, from December 31st of that year until such amounts are funded to the trust.

3. Administration of the Plan

     The Plan is administered by an Administrative Committee appointed by the Compensation Committee of the Company's Board of Directors. Merrill Lynch has been appointed as recordkeeper for the Plan.

4. Federal Income Tax Status

     The Plan is not a qualified plan under Section 401 of the IRC and; therefore, is a nonqualified deferred compensation plan. Earnings on Trust assets are taxable to the Company. Plan participants are not taxed, for federal income tax purposes, on Company contributions to the Plan or earnings on Plan assets until the taxable year in which such contributions are received by the participant. The Company is not entitled to a current tax deduction for contributions made to the Plan until such time as the benefits are taxable to the participant.

5. Plan Termination

     Although it has not expressed any intention to do so, the Compensation Committee of the Board of Directors of the Company reserves the right to amend, suspend, or terminate the Plan at any time.

6.  1996 and 1998 Mergers

     On January 12, 1998, all of the Company's outstanding shares of common stock were purchased by Newcourt Credit Group Inc., an Ontario corporation ("Newcourt") in a transaction accounted for under the purchase method of accounting (the "1998 Merger"). The Company currently is an indirect wholly-owned subsidiary of Newcourt.

     On October 1, 1996, the Company completed a merger (the "1996 Merger") to which the Company was merged with and into an indirect wholly-owned subsidiary of GRS Holding Company, Ltd., owner of a UK rail leasing business, with the Company being the surviving entity.


                                                                              10





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                                  EXHIBIT INDEX

Exhibit
Number

     None


                                                                              11